Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-188570) pertaining to the Farmers National Bank 401(k) Retirement Savings Plan of our report dated July 12, 2021, with respect to the financial statements and schedule of the Farmers National Bank 401(k) Retirement Savings Plan included in this Annual Report (Form 11-K) for the years ended December 31, 2020 and 2019.

/s/ Urish Popeck & Co., LLC

July 12, 2021